Exhibit 10.2
EMPLOYEE FORM
STOCK OPTION AGREEMENT
This Agreement is dated as of [Date] and is entered into by and between Westwood One, Inc. (“Westwood” or “Company”) and [Name] (“Participant”). Reference is made to the Company’s 2010 Equity Compensation Plan (the “Plan”). Pursuant to the Plan, the Company grants a Non-Qualified Stock Option or an Incentive Stock Option (either, a “Stock Option” herein) to purchase shares of the Common Stock, $.01 par value per share, of the Company (“Common Stock”) as set forth below. A summary is set forth in the attached Exhibit “A” which is incorporated by this reference.
Notwithstanding anything herein to the contrary, the Stock Option awarded herein is subject to approval of the Plan by the stockholders of the Company at or prior to the 2010 Annual Meeting of Stockholders of the Company and in the event that such approval is not received, this Agreement shall be null and void ab initio and the Stock Option awarded herein shall not be valid.
The parties agree to the following terms and conditions:
1.	Definitions. Unless otherwise defined in this Agreement, terms used in this Agreement will have the meanings as set forth in the Plan.
2.
Grant of Stock Option. The Company grants to Participant a Stock Option of the type set forth in Exhibit “A” to purchase all or part of [Number] shares of Common Stock at the price of $               per share subject to the terms and conditions of the Plan. The number of shares subject to such Stock Option and the price per share are subject to adjustment in certain events as provided in the Plan.

3.	Term of Stock Option.
A.
Unless otherwise terminated pursuant to this Agreement or the Plan, each Non-Qualified Stock Option will expire as provided in Paragraph 6 hereof. However, expiration will not occur later than ten years from the date of grant.

B.	Each Incentive Stock Option will expire as provided in Paragraph 6 hereof, but not later than ten years from the date of grant, or five years in the case of a Ten Percent Stockholder.
4.
Vesting of Stock Option. The Stock Option may be exercised, in whole or in part, at any time or from time to time during the balance of the term of the Stock Option pursuant to the vesting schedule set forth in Exhibit “A”, subject to Paragraphs 7 and 12 hereof. [ADD IF DESIRED: Notwithstanding the forgoing, in the event that a written employment agreement between the Company and the Participant provides for a vesting schedule that is more favorable than the vesting schedule provided in this Agreement, then the vesting schedule in such employment agreement shall govern, provided that such employment agreement is in effect on the date of grant and that such vesting schedule set forth in such employment agreement applies to the Stock Option granted herein.] The minimum number of shares of Common Stock for which this Stock Option may be exercisable at any one time is one hundred (100), unless the number of shares exercisable thereunder is less than one hundred (100). The Stock Option may only be exercised by the Participant (or by his or her guardian or legal representative), except as provided in Subparagraph 6.A. hereof in the case of the Participant’s death.

5.
Manner of Exercise. This Stock Option may be exercised in whole or in part, by delivering to the Company a Notice of Exercise identical to Exhibit “B” attached to this Agreement stating the number of shares with respect to which the Stock Option is being exercised. The Company will have no obligation upon exercise of any Stock Option, until payment has been received by the Company for all sums due with respect to such exercise, including the Participant’s federal, state and local income and employment taxes. Shares of Common Stock purchased upon the exercise of this Stock Option must be paid for in full by one or a combination of the following methods: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on any national securities exchange, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, the relinquishment of Stock Options or by payment in full or in part in the form of shares of Common Stock for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee).

6.	Termination.
A.
Upon the Participant’s termination of service all then vested Stock Options shall remain exercisable as follows, but in no event later than ten years after the grant date: (i) three years in the event of the Participant’s Retirement; (ii) one year in the event of the Participant’s death (in which case the Participant’s estate or legal representative may exercise such Stock Option) or (iii) three months for any other termination of service (other than for Cause). [ADD IF DESIRED: Notwithstanding the forgoing, in the event that a written employment agreement between the Company and the Participant provides for exercise periods following termination of service that are more favorable than the exercise periods provided in this Agreement, then the exercise periods in such employment agreement shall govern, provided that such employment agreement is in effect on the date of grant and that such exercise periods set forth in such employment agreement apply to the Stock Option granted herein.]

B.	Upon the Participant’s termination of service for Cause, all outstanding Stock Options (whether vested or unvested) shall immediately terminate upon such termination.

C.	Stock Options that are not vested as of the date of the Participant’s termination of service for any reason shall terminate and expire as of the date of such termination.

7.
[ADD IF DESIRED AND CHANGE IN CONTROL VESTING PROVISION IS NOT ADDED TO “EXHIBIT A”: Change in Control. This Stock Option shall be subject to the provisions of the Plan and unless there is a written employment agreement between the Company and the Participant that provides for vesting upon a Change in Control or upon the occurrence of an event (i.e., a termination of employment) following a Change in Control, then unless otherwise provided by the Committee in its sole discretion, this Stock Option will not vest upon a Change in Control or upon the occurrence of an event following a Change in Control.]

8.
Assignment or Transfer. This Stock Option is not: (i) assignable or subject to any encumbrance, pledge or charge of any nature, whether by operation of law or otherwise; (ii) subject to execution, attachment or any legal or quasi-legal process similar to execution or attachment; or (iii) transferable other than by will or by the laws of descent and distribution.

9.
No Rights as Stockholder. The Participant, and any beneficiary or other person claiming under or through him or her, will not have any right, title or interest in or to any shares of Common Stock allocated or reserved for the Plan or subject to this Stock Option except as to such shares of Common Stock, if any, as have been previously sold, issued or transferred to him or her.

10.
Modification and Termination. The rights of the Participant are subject to modification and termination in certain events as provided in the Plan. The Participant acknowledges receipt of a copy of the Plan by signing and returning a copy of this Agreement to the Company. Except as otherwise provided in the Plan, no amendment or discontinuance of the Plan will adversely affect this Stock Option, except with the consent of the Participant. No modification of this Agreement may be made other than in a writing signed by the Company and the Participant.

11.
Securities Representations. The grant of this Stock Option and issuance of shares of Common Stock upon exercise of this Stock Option shall be subject to, and in compliance with, all applicable requirements of federal, state or foreign securities law. No shares of Common Stock may be issued hereunder if the issuance of such Common Stock would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. As a condition to the exercise of the Stock Options, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

The Common Stock is being issued to the Participant and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant. The Participant acknowledges, represents and warrants that:
A.
the Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section;

B.
the Common Stock must be held indefinitely by the Participant unless (i) an exemption from the registration requirements of the Securities Act is available for the resale of such Shares or (ii) the Company files an additional registration statement (or a “re-offer prospectus”) with regard to the resale of such Common Stock and the Company is under no obligation to continue in effect a Form S-8 Registration Statement or to otherwise register the resale of the Common Stock (or to file a “re-offer prospectus”);

C.
the exemption from registration under Rule 144 will not be available under current law unless (i) a public trading market then exists for the Common Stock, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with and that any sale of the Common Stock may be made only in limited amounts in accordance with such terms and conditions.

12.
Six (6) Month Holding Period. A Participant is prohibited from selling or otherwise disposing of shares of Common Stock received upon the exercise of this Stock Option within six (6) months from the date the Stock Option is granted.

13.
No Obligation to Continued Service. This Agreement is not an agreement of employment or for other services. This Agreement does not guarantee that the Company will employ or retain the Participant for any specific time period, nor does it modify in any respect the Company’s right to terminate or modify the Participant’s service relationship or compensation at any time.

14.
Provisions of Plan Control. This Agreement is subject to all of the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof (other than any exercise notice or other documents expressly contemplated herein or in the Plan) and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

WESTWOOD ONE, INC.		PARTICIPANT

By:		By:

	(Signature)		(Signature)

Name:		Name:

	(Type or Print)		(Type or Print)

Title:		Date:	[Date]

Date:	[Date]
THE UNDERSIGNED HEREBY ACKNOWLEDGES THAT HE OR SHE HAS RECEIVED A COPY OF THE PLAN.

By:
[Name]

Date:

EXHIBIT “A”

1.	Participant:	[Name]

2.	No. of shares of Common Stock subject to the Stock Option Granted:	[Number]

3:	Exercise Price:	$

4.	Type of Option Granted
	(Incentive/Non-Qualified):	Non-Qualified

5.	Date of Grant:	[Date]

6.	Vesting Schedule:	Except as provided in Paragraph 7 of the Agreement, this Stock Option shall vest in three equal annual installments on each of [insert vesting date], subject to the Participant’s continued service with the Company on each applicable vesting date. [ADD IF DESIRED: Notwithstanding the foregoing, this Stock Option shall become 100% vested in the event of the Participant’s Termination without Cause upon or within 24 months following the date of a Change in Control].

7.	Expiration Date:	10 years after the Date of Grant, subject to earlier termination as provided in the Agreement.

EXHIBIT “B”
NOTICE OF EXERCISE
(To be signed only upon exercise of the Option)
TO: Westwood One, Inc. (“Westwood” or “Company”)
The undersigned, the holder of a Stock Option to purchase                      shares of the Company’s Common Stock pursuant to the enclosed Stock Option Agreement dated [Date], hereby irrevocably elects to exercise the purchase rights represented by the Stock Option and to purchase thereunder                      shares of Common Stock and herewith encloses a certified or cashier’s check in the amount of $                     and/or                     shares of the Company’s Common Stock in full payment of the exercise price and all federal and state income taxes required to be paid in connection with the purchase of such shares.
Dated:

By:

(Signature must conform in all respects to name of holder as specified on the face of the Option).

Name:

(Print or Type)

(Address)

(Social Security Number)